UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 10, 2005
(Date of Earliest Event Reported: January 14, 2005)

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 420-2600
(Registrant’s telephone number, including area code)

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

b. Unaudited Pro Forma Financial Statements

     On January 14, 2005, we sold our remaining interests in Enterprise Products GP, LLC, the general partner of Enterprise Products Partners, L.P., and Enterprise Products Partners L.P. (Enterprise) to affiliates of EPCO, Inc. for approximately $425 million. The transaction included the sale of our 9.9 percent membership interest in the general partner of Enterprise and approximately 13.5 million common units in Enterprise.

     Previously, on September 30, 2004, we completed the sale of a portion of our ownership interests in GulfTerra Energy Partners, L.P. (“GulfTerra”) and nine processing plants in South Texas to affiliates of Enterprise. The sales were completed in connection with the closing of the merger between GulfTerra and Enterprise. This Current Report on Form 8-K provides updated pro forma impacts of these sales on our financial statements as of and for the year ended December 31, 2004.

     These unaudited pro forma financial statements are based on our historical consolidated financial statements as of and for the year ended December 31, 2004, adjusted for the effects of the sales of our interests in Enterprise and GulfTerra and the processing plants described above. The unaudited pro forma balance sheet as of December 31, 2004, assumes that the January 14, 2005 disposition of our remaining interests in Enterprise occurred on the balance sheet date. The unaudited pro forma statements of income for the twelve months ended December 31, 2004 assumes all dispositions occurred on January 1, 2004. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements included in our Annual Report on Form 10-K, as amended on April 8, 2005 and May 6, 2005, for the year end December 31, 2004. These pro forma results should not be construed to be indicative of future results or results that actually would have occurred had the transactions occurred at the dates presented. In addition, these pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to these transactions.

EL PASO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2004
(IN MILLIONS)

	EL PASO	PRO FORMA
	HISTORICAL	ADJUSTMENTS		PRO FORMA
ASSETS
Current assets
Cash and cash equivalents	$2,117	$425	(a)	$2,542
Accounts and notes receivable, net	1,709			1,709
Assets held for sale and from discontinued operations	181			181
Other	1,625			1,625

Total current assets	5,632	425		6,057
Property, plant and equipment, net	18,812			18,812
Other assets
Investments in unconsolidated affiliates	2,614	(257	)(a)	2,357
Other	4,325			4,325

Total assets	$31,383	$168		$31,551

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,556			$1,556
Short-term financing obligations, including current maturities	955			955
Liabilities related to assets held for sale and discontinued operations	12			12
Other	2,049			2,049

Total current liabilities	4,572			4,572

Long-term debt	18,241			18,241

Other liabilities
Deferred income taxes	1,311	64	(a)	1,375
Other	3,453	(15	)(a)	3,438

	4,764	49		4,813

Commitments and contingencies
Securities of subsidiaries	367			367

	367			367

Stockholders’ equity
Common stock	1,953			1,953
Additional paid-in capital	4,538			4,538
Accumulated deficit	(2,855)	119	(a)	(2,736)
Other	(197)			(197)

Total stockholders’ equity	3,439	119		3,558

Total liabilities & stockholders’ equity	$31,383	$168		$31,551

See accompanying notes

EL PASO CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
(In millions)

	EL PASO	PRO FORMA
	HISTORICAL	ADJUSTMENTS		PRO FORMA
Operating revenues	$5,874	$(722	)(b)	$5,152

Operating expenses Cost of products and services	1,363	(528	)(b)	835
Operation and maintenance	1,872	(12	)(b)	1,860
Depreciation, depletion and amortization	1,088	(8	)(b)	1,080
Loss on long-lived assets	1,092	(491	)(b)	601
Taxes, other than income taxes	253	(2	)(b)	251

	5,668	(1,041)		4,627

Operating income	206	319		525
Earnings from unconsolidated affiliates	559	(613	)(b)	(54)
Other income, net	90			90
Interest and debt expense	(1,607)			(1,607)
Distributions on preferred interests of consolidated subsidiaries	(25)			(25)

Loss before income taxes	(777)	(294)		(1,071)
Income taxes	25	(242	)(c)	(217)

Loss from continuing operations	$(802)	$(52)		$(854)

Basic and diluted loss per common share from continuing operations	$(1.25)			$(1.34)

Basic and diluted average common shares outstanding	639			639

See accompanying notes

EL PASO CORPORATION
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

EL PASO HISTORICAL

     These amounts represent our condensed historical consolidated balance sheet and income statement information. Amounts as of and for the twelve months ended December 31, 2004 were derived from our Annual Report on Form 10K, as amended, for the year ended December 31, 2004.

PRO FORMA ADJUSTMENTS

     These amounts represent the historical results and balances related to our interests in Enterprise and GulfTerra which were accounted for as equity investments and the nine processing plants sold to affiliates of EPCO, Inc. as of and for the periods presented. The pro forma adjusting entries reflect the following transactions:

•	The sale of all of our interest in the general partner of Enterprise and GulfTerra;

•	The elimination of all effects of our common units of GulfTerra and Enterprise and Series C units of GulfTerra; and

•	The elimination of all non-affiliated effects of the nine processing plants sold.

PRO FORMA ADJUSTING ENTRIES

(a)	To reflect the pro forma effects of the sale of our remaining Enterprise interests on our condensed consolidated balance sheet. The pro forma effects include the following:

(1)	Receipt of proceeds of $425 million from the sale of our remaining 9.9 percent interest in the general partner of Enterprise and 13.5 million of Enterprise common units.

(2)	Elimination of the remaining carrying value of our investment in Enterprise of $257 million and unamortized current and non-current deferred gains of $15 million that were previously recorded related to asset sales to GulfTerra.

(3)	Recording deferred income taxes of $64 million.

(4)	Recording a $119 million gain, net of income taxes, associated with the sale transaction.

(b)	To reflect the pro forma effects of the sale of our Enterprise and GulfTerra interests and nine processing plants on our condensed consolidated income statements. The pro forma effects include the following:

(1)	Adjustment for the historical results of operations for our nine processing plants, including impairment charges recorded during 2004 on these assets;

(2)	Reduction of earnings from unconsolidated affiliates for (i) all of our general partner interests in Enterprise and GulfTerra, (ii) all of our Series C units in GulfTerra and (iii) all of the common units sold in both GulfTerra and Enterprise; and

(3)	Elimination of gains and losses on long-lived assets during 2004 on sales of our Enterprise and GulfTerra interests.

(c)	To reflect income taxes related to the income statement adjustments. Income taxes were computed using a statutory rate of 35 percent, except for taxes on the net gain related to the sale of our interests in GulfTerra and our nine processing plants. Taxes on the net gain were computed separately and resulted in significant tax expense of $139 million due to the non-deductibility of goodwill which was written off as a result of these transactions. The statutory rate of 35 percent differs from our effective tax rate.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO CORPORATION
By:	/s/ JEFFREY I. BEASON
Jeffrey I. Beason
Senior Vice President and Controller (Principal Accounting Officer)

Date: May 10, 2005